HEMISPHERx BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 8, 1997

To the Stockholders of Hemispherx Biopharma, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Hemispherx Biopharma, Inc. (the "Company"), a Delaware corporation, to be held at the Center City Holiday Inn, Philadelphia, Pennsylvania, on Wednesday, October 8, 1997, at 10:00 a.m. local time, for the following purposes:

     1. To elect four members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

     2. To ratify the selection by the Company of KPMG Peat Marwick, L.L.P., independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1997; and

     3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on August 19, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting.

     A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                             By Order of the Board of Directors

                                             Peter W. Rodino III, Secretary

Philadelphia, Pennsylvania
July 10, 1997

PROXY STATEMENT

                           HEMISPHERx BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of Hemispherx Biopharma, Inc. (the "Company"), to be held on Wednesday, October 8, 1997, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about August 21, 1997. The principal executive offices of the Company are located at 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on August 19, 1996, are entitled to receive notice of, and vote at the Annual Meeting. As of August 19, 1997, the number and class of stock outstanding and entitled to vote at the meeting was 16,549,220 shares of common stock, par value $.001 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

     The nominees receiving the highest number of votes cast by the holders of Common Stock will be elected as the Company's directors and constitute the entire Board of Directors of the Company. The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. A quorum is representation in person or by proxy at the Annual Meeting of at least one-half of the outstanding shares of the Company.

                            PROPOSALS TO SHAREHOLDERS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Peter W. Rodino III, Cedric C. Philipp and Richard C. Piani. Information is furnished below with respect to all nominees.

     The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

     WILLIAM A. CARTER, M.D., the co-inventor of Ampligen, joined the Company in 1978, and has served as (a) the Company's Chief Scientific Officer since May 1989, (b) the Chairman of the Company's Board of Directors since January 1992
(c) the Company's Chief Executive Officer since July 1993, (d) the Company's President since April, 1995, and (e) a director since 1987. From 1987 to 1988, Dr. Carter served as the Company's Chairman. Dr.Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. In this context, he received the first FDA approval to initiate clinical trials on a beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as the Company's Chief Executive Officer and Chief Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also serves as Professor of Neoplastic Diseases at Hahnemann University, a position he has held since 1980. He is also Director of Clinical Research for Hahnemann University's Institute for Cancer and Blood Diseases. Dr. Carter has served as a professor at Johns Hopkins School of Medicine, Hahnemann University and the State University of New York at Buffalo.

     PETER W. RODINO III has served as a director of the Company since July 1994 and Secretary of the Company since November 1994. He had previously served on the Company's Board of Directors from 1987 to 1989. From 1988 through the present he has served as Managing Partner of the law firm Rodino and Rodino, which primarily deals in corporate, commercial, insurance, real estate, environmental, bankruptcy and immigration law. He was a partner in the law firm of Rodino and Scalera, Inc. from 1988 to 1991. He has served as Chairman of the Board of Directors of the Foundation Health Plan of New Jersey, an IPA/HMO providing health care services, from 1983 to 1988 and as a Director of Columbus Hospital from 1986 to 1990. Mr. Rodino earned a B.S. in Business Administration from Georgetown University in 1973 and J.D. from Seton Hall University School of Law in 1976.

     RICHARD C. PIANI serves as director of the Company since May 1995. Mr. Piani has been employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a billion dollar scientific and educational complex since 1995. Mr. Piani provided consulting to the Company in 1993, with respect to general business strategies for the Company's European operations and markets. He served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993. Previously he was Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985 Mr. Piani served as Group Director in Charge of International and Commercial Affairs for RhonePoulenc and from 1973 to 1979 was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products. Mr. Piani has a Law degree from Facilite de Droit, Paris Sorbonne and a Business Administration degree from Ecola des Hautes Etudes Commerciales, Paris.

     CEDRIC C. PHILIPP has served as a director of the Company since July 1994 and as Special Advisor for International Marketing since 1993. He is President of Philipp Pharmaceutical Marketing, a consulting firm which he founded in 1987. From 1957 to 1987, he was with Wyeth International, a division of American Home Products, during which time he served in various capacities in international marketing and sales, most recently as Executive Assistant to the President. Mr. Philipp received his A.B. degree from Columbia College.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FOUR OF THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY.

                      INFORMATION CONCERNING BOARD MEETINGS

     The Company's Board of Directors met twice during the fiscal year ended December 31, 1996. The Company's Compensation Committee also met twice during the fiscal year ended December 31, 1996. All of the incumbent Directors attended at least 75% of such meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

     The Board of  Directors  maintains  an Executive  Committee  consisting  of
William A.  Carter and Peter W.  Rodino  III,  which  makes  recommendations  to management regarding general business matters of the Company; a Compensation Committee consisting of Peter W. Rodino III and Richard C. Piani, which makes recommendations concerning salaries and compensation for employees of and consultants to the Company; an Audit Committee consisting of Cedric C. Philipp, which reviews the results and scope of the audit and other services provided by independent auditors; and a Strategic Planning Committee consisting of William
A. Carter, Peter W. Rodino III and Cedric C. Philipp, which makes recommendations to the Board of priorities in the application of the Company's financial assets and human resources in the fields of research, marketing and manufacturing.

                                   MANAGEMENT

     The current executive officers and directors of the Company are set forth below:

         Name                 Age       Position
         ----                 ---       --------
William A. Carter, M.D.       59        Chairman, Chief Executive Officer,
                                        President

Robert E. Peterson            60        Chief Financial Officer

R. Douglas Hulse              53        Chief Operating Officer

Cedric C. Philipp             74        Director, Associate Secretary, Special
                                        Advisor to the Board/International

Richard C. Piani              70        Director

Peter W. Rodino III           43        Director, Secretary

Harris Freedman               63        Vice President, Corporate Communications

Sharon D. Will                38        Vice President, Investor Relations

Josephine M. Dolhancryk       34        Treasurer, Assistant Secretary

David R. Strayer, M.D.        51        Medical Director, Director of Regulatory
                                        Affairs

Carol A. Smith, Ph.D.         45        Director of Manufacturing and Process
                                        Development

     WILLIAM A. CARTER, M.D., the co-inventor of Ampligen, joined the Company in 1978, and has served as (a) the Company's Chief Scientific Officer since May 1989, (b) the Chairman of the Company's Board of Directors since January 1992
(c) the Company's Chief Executive Officer since July 1993, (d) the Company's President since April, 1995, and (e) a director since 1987. From 1987 to 1988, Dr. Carter served as the Company's Chairman. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. In this context, he received the first FDA approval to initiate clinical trials on a beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as the Company's Chief Executive Officer and Chief Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also serves as Professor of Neoplastic Diseases at Hahnemann University, a position he has held since 1980. He is also Director of Clinical Research for Hahnemann University's Institute for Cancer and Blood Diseases. Dr. Carter has served as a professor at Johns Hopkins School of Medicine, Hahnemann University and the State University of New York at Buffalo.

     ROBERT E. PETERSON has served as Chief Financial Officer of the Company since April 1993 and served as an independent financial advisor to the Company from 1989 to April 1993. Mr. Peterson has also served since 1990 as Vice President of the Omni Group, Inc., a business consulting group based in Tulsa, Oklahoma. During the period 1983 through 1992, Mr. Peterson was self-employed as a financial consultant to businesses in various industries. Mr. Peterson was Vice President and Chief Financial Officer of Pepsico Foods International from 1979 to 1983 and responsible for financial management of this multinational operating unit with approximately $500 million in annual revenues. Mr. Peterson is a graduate of Eastern New Mexico University.

     DAVID R. STRAYER, M.D., who serves as Professor of Medicine at Medical College of Pennsylvania and Hahnemann University, has acted as the Medical Director of the Company since 1986. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. Dr. Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

     CAROL A. SMITH, Ph.D. has served as the Company's Director of Manufacturing and Process Development since April 1995, as Director of Operations since 1993 and as the Manager of Quality Control from 1991 to 1993, with responsibility for the manufacture, control and chemistry of Ampligen. Dr. Smith has also been Scientist/Quality Assurance Officer for Virotech International, Inc. from 1989 to 1991 and Director of the Reverse Transcriptase and Interferon Laboratories and a Clinical Monitor for Life Sciences, Inc. from 1983 to 1989. She received her Ph.D. from the University of South Florida College of Medicine in 1980 and was an NIH post-doctoral fellow at the Pennsylvania State University College of Medicine.

     JOSEPHINE M. DOLHANCRYK joined the Company in 1990 as Office Manager, was promoted to Executive Assistant to the Chairman of the Board and Chief Executive Officer in 1991 and Assistant Secretary, Treasurer and Executive Administrator in 1995. From 1989 to 1990 Ms. Dolhancryk was President of Medical/Business Enterprises. Ms. Dolhancryk was employed by Children's Hospital of Philadelphia from 1984 to 1989, where she also served as research coordinator on a drug study from 1986 to 1988. Ms. Dolhancryk attended Saint Joseph's University and Delaware County College.

     CEDRIC C. PHILIPP has served as a director of the Company since July 1994 and as Special Advisor for International Marketing since 1993. He is President of Philipp Pharmaceutical Marketing, a consulting firm which he founded in 1987. From 1957 to 1987, he was with Wyeth International, a division of American Home Products, during which time he served in various capacities in international marketing and sales, most recently as Executive Assistant to the President. Mr. Philipp received his A.B. degree from Columbia College.

     RICHARD C. PIANI has served as a director of the Company since May 1995. Mr. Piani has been employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a billion dollar scientific and educational complex since 1995. Mr. Piani provided consulting to the Company in 1993, with respect to general business strategies for the Company's European operations and markets. He served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993. Previously he was Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985 Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products. Mr. Piani has a Law degree from Facilite de Droit, Paris Sorbonne and a Business Administration degree from Ecola des Hautes Etudes Commerciales, Paris.

     PETER W. RODINO III has served as a director of the Company since July 1994 and Secretary of the Company since November 1994. He had previously served on the Company's Board of Directors from 1987 to 1989. From 1988 through the present he has served as Managing Partner of the law firm Rodino and Rodino, which primarily deals in corporate, commercial, insurance, real estate, environmental, bankruptcy and immigration law. He was a partner in the law firm of Rodino and Scalera, Inc. from 1988 to 1991. He has served as Chairman of the Board of Directors of the Foundation Health Plan of New Jersey, an IPA/HMO providing health care services, from 1983 to 1988 and as a Director of Columbus Hospital from 1986 to 1990. Mr. Rodino earned a B.S. in Business Administration from Georgetown University in 1973 and a J.D. from Seton Hall University School of Law in 1976.

     HARRIS FREEDMAN has served as Vice President for Strategic Alliances since August 1994 and has been a private venture capitalist and business consultant for more than the past five years. He is the Secretary of Bridge Ventures, Inc. ("Bridge Ventures") and SMACS Holding Corp., both of which are private venture capital companies, positions he has held for more than five years. His business experience has encompassed developing significant business contacts and acting as an officer or director of several companies in the pharmaceutical, health care and entertainment fields. Mr. Freedman was Vice President of U.S. Alcohol Testing of America, Inc., from August 1990 to February 1991. Additionally, he was Vice President--East Coast Marketing for MusicSource U.S.A., Inc. from October 1992 to January 1994. Mr. Freedman attended New York University from 1951 to 1954.

     SHARON D. WILL has been Vice President for Corporate Communications and Investor Relations since November 1994. Prior to that time, she was a registered sales representative and Senior Vice President for Institutional Sales at Westfield Financial Corporation from September 1994 to October 1994. She was a registered sales representative with Marsh Block Corporation from July 1994 to September 1994. From October 1993 to July 1994 she served as a registered sales representative at Seaboard Securities Corp. From October 1991 to present, Ms. Will has been President of Worldwide Marketing Inc. a manufacturers' representative of various companies selling to the retail trade markets. Ms. Will was the National Sales Manager of Innovo, Inc., a domestic manufacturer of textiles, from October 1989 to November 1991. She attended Baylor College as an undergraduate for two years with a primary focus on chemistry.

     R. DOUGLAS HULSE was named Chief Operating Officer on June 1, 1996. Since July 1995, he had been Special Advisor for Licensing and New Product Development to the Company's Board of Directors. Since 1995 he has served as Executive Director of The Sage Group, a health care consulting firm specializing in pharmaceutical and biotechnology business development and strategic planning. Between 1991 and 1994, Mr. Hulse was Vice President of Business Development for Enzon, Inc., a biopharmaceutical company with proprietary drug delivery technologies, and from 1986 to 1991, Mr. Hulse served as an independent financial and business development consultant to various biotechnology companies. He was President and CEO of i-STAT Corporation, a manufacturer of medical biosensors, from 1984 to 1986 and Vice President of Strategic Planning for Engelhard Corporation from 1982 to 1984. Mr. Hulse held several executive positions with Halcon International, Inc., a leading chemical company, from 1968 to 1982. Mr. Hulse received Masters degrees in Industrial Management and Chemical Engineering Practice from M.I.T. and a Bachelors degree in Chemistry from Princeton University.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

Name and                                                    Other Annual     Restricted Stock      Option           All other
Principal Position               Year     Salary          Compensation($)(1)    Awards($)          Awards      Compensation($)(2)
------------------               ----     ------          ------------------ ----------------      ------      ------------------
William A. Carter                1996     $400,522(3)              --               --              --                7,778
  Chairman of the Board          1995      363,420(3)              --               --            300,000(5)          7,778
  Chief Executive Officer        1994      363,420(3)              --               --          1,400,000(6)          7,778

Robert E. Peterson               1996      128,000                 --               --             50,000(7)            --
  Chief Financial Officer(4)     1995      120,000                 --               --             50,000(8)            --
                                 1994      110,000                 --               --              --                  --

Sharon Will                      1996      126,000                 --               --              --                  --
  Vice President                 1995      125,000                 --               --             50,000(8)            --
                                 1994        --                    --               --            200,000(9)            --

David R. Strayer, M.D.           1996      130,427(11)             --               --              --                  --
  Medical Director               1995      115,083                 --               --              --                  --
                                 1994        --                    --               --              --

Harris Freedman                  1996      126,000                 --               --              --                  --
  Vice President                 1995      112,500                 --               --            150,000(8)            --
                                 1994        --                    --               --            400,000(10)           --


(1) The Company makes available certain non-monetary benefits to its officers with a view to attracting and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits, which cannot be precisely ascertained but which is less than 10% of the cash compensation of each of the above-named executive officers, is not included in the table.
(2) Consists of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer. (3) Includes $63,000 paid to Dr. Carter by Hahnemann University where he serves as a professor.
(4)  Mr. Peterson joined the Company in April 1993 and is paid on a fee basis.
(5) BioAegean Options to purchase 300,000 shares of common stock of BioAegean Corp., a subsidiary of the Company, at $1.00 per share, which were granted in May 1995 (the "BioAegean Options").

(6) Rule 701 Warrants to purchase Common Stock at $3.50 per share granted in October 1994. These Rule 701 Warrants vest in 1/3 increments over a 36 month period. Rule 701 Warrants are warrants which were issued to officers, directors and consultants of the Company in reliance upon Rule 701 of the Securities Act.
(7)  Warrants to purchase Common Stock at $3.50 purchase granted in March 1996.
(8)  BioAegean Options.
(9) Rule 701 Warrants to purchase common stock at $3.50 per share granted in November 1994.
(10) Rule 701 Warrants to purchase common stock at $3.50 per share granted in August 1994.
(11) Includes $80,427 paid to Dr. Strayer by Hahneman University.

      Year End Option Table. The following table sets forth certain information regarding the stock options held as of December 31, 1996 by the individuals named in the above Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                 Securities Underlying                 Value of Unexercised
                                                                 Unexercised Options at                In-the-Money-Options
                                                                   Fiscal Year End(#)                 at Fiscal Year End (9)
                        Shares Acquired         Value        -----------------------------       -------------------------------
  Name                  on Exercise (#)      Realized ($)    Exercisable       Unexercisable     Exercisable       Unexercisable
------                  ---------------      ------------    -----------       -------------     -----------       -------------
William A. Carter            --                 --           1,473,021(1)        766,667(2)        245,000              --
Robert E. Peterson           __                 __              10,368(3)        103,456(4)          --                 --
Sharon Will                  __                 __             513,333(5)        216,667(6)        190,000              --
Harris Freedman              __                 __             989,827(7)        283,333(8)        182,500              --

-------------------
(1) Includes (i) 933,333 currently exercisable Rule 701 Warrants to purchase Common Stock at $3.50 per share; (ii) 73,728 stock options to purchase
     Common Stock at $3.50 per share; (iii) 960 warrants to purchase Common Stock at $3.50 per share; and (iv) warrants to purchase 465,500 shares of Common Stock at $1.75 per share.

(2) Includes 300,000 BioAegean Options, for which there is no public market, and 466,667 Rule 701 Warrants.

(3)  Stock options to purchase Common Stock at $4.34 per share.

(4) Includes 50,000 BioAegean Options, 50,000 warrants to purchase Common Stock at $3.50 per share and 3,456 stock options exercisable at $4.34 per share.

(5) Includes 133,333 currently exercisable Rule 701 Warrants and 380,000 warrants to purchase Common Stock at $1.75 per share.

(6)  Includes 150,000 BioAegean Options and 66,667 Rule 701 Warrants.

(7) Includes (i) 266,667 Rule 701 Warrants currently exercisable; (ii) 292,161 warrants to purchase common stock at $3.50 per share; (iii) 365,000 warrants to purchase Common Stock at $1.75 per share; and (iv) 66,000 Class A Warrants to purchase Common Stock at $4.00 per share.

(8)  Includes 133,333 Rule 701 Warrants and 150,000 BioAegean Options.

(9) Computation based on $2.25, the December 31, 1996 closing price for the Common Stock.

     Option Grant Table. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 by the Company to the individuals named in the above Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                     % of Total
                                     Options
                        Options      Granted to
                        Granted      Employees in   Exercise Price    Expiration
Name                    (#)          Fiscal Year    $/Share           Date
----                    ---          -----------    -------           ----
Robert E. Peterson      50,000       17%               $3.50          3/1/06


Employment Agreements

     The Company entered into an employment agreement with Sharon Will providing for her employment as Vice President for Corporate Communications and Investor Relations on November 1, 1994. The agreement provides for Ms. Will to be employed for a one-year term for a base salary of $120,000 and provides for termination of the agreement upon certain circumstances including termination by the Company or Ms. Will on 14 days written notice or the sale of Ms. Will's stock in the Company. Pursuant to the agreement, Ms. Will was granted Rule 701 Warrants to purchase 200,000 shares of Common Stock of the Company at $3.50 per share. Ms. Will's agreement provides that she shall devote 60% of her business time, attention and energies to the Company during regular business hours. In the event that Ms. Will's employment is terminated for any reason other than breach of contract, she shall be entitled to receive accrued and unpaid compensation plus an additional three months' compensation. In July 1995, the term of Ms. Will's employment agreement was extended from one year to three years.

     The Company entered into an employment agreement with Harris Freedman providing for Mr. Freedman's employment as Vice President for Strategic
Alliances on August 1, 1994. The agreement provides for Mr. Freedman to be employed for a one year term for a base salary of $120,000 and provides for termination of the agreement upon certain circumstances including termination by the Company or Mr. Freedman on 14 days written notice or the sale of Mr. Freedman's stock in the Company. Pursuant to the agreement, Mr. Freedman was granted Rule 701 Warrants to purchase 400,000 shares of Common Stock of the Company at $3.50 per share. Mr. Freedman's agreement provides that he shall devote 30% of his business time, attention and energies to the Company during regular business hours. In the event that Mr. Freedman's employment is terminated for any reason other than breach of contract, he shall be entitled to receive accrued and unpaid compensation plus an additional three months' compensation. In July 1995, the term of Mr. Freedman's employment agreement was extended from one year to three years.

     The Company entered into an amended and restated employment agreement with Dr. William A. Carter, dated as of July 1, 1993, which provides for his employment until May 8, 1996 at an initial base annual salary of $295,832, subject to annual cost of living increases. In addition, Dr. Carter may receive an annual performance bonus of up to 25% of his base salary, in the sole discretion of the Board of Directors. Dr. Carter will not participate in any discussions concerning the determination of his annual bonus. Dr. Carter is also entitled to an incentive bonus of 0.5% of the gross proceeds received by the Company from any joint venture or corporate partnering arrangement, up to an aggregate maximum incentive bonus of $250,000 for all such transactions. It is contemplated that Dr. Carter will be entitled to this incentive bonus upon receipt of the gross proceeds from the SAB Agreement (as defined in "Certain Transactions"). Dr. Carter's agreement also provides that he shall be paid his base salary and benefits through May 8, 1996 if he is terminated without "cause," as that term is defined in the agreement. Pursuant to his original agreement, as amended on August 8, 1991, Dr. Carter was granted options to purchase 73,728 shares of the Company's Common Stock at an exercise price of $2.71 per share. The agreement is automatically renewed for successive one
(1) year periods unless written notice of refusal to renew is given by one party to the other at least 90 days prior to the expiration of the renewal period.

Compensation of Directors

     During the year ended December 31, 1996, each non-employee directors received $3,750 as compensation for serving on the Board of Directors or any committee thereof. All of the directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors and its committees. Non-management directors receive an annual retainer of $15,000 and will receive $600 for each Board or committee meeting they attend and will be reimbursed for out of pocket expenses incurred in attending meetings. Certain non-employee directors receive compensation as consultants to the Company and have been granted options to purchase Common Stock under the Company's 1990 Stock Option Plan and Rule 701 Warrants to purchase Common Stock of the Company. The Company believes such payments are necessary in order for the Company to attract and retain qualified outside directors.

1992 Stock Option Plan

     The Company's 1992 Stock Option Plan ("1992 Plan"), provides for the grant of options for the purchase of up to an aggregate of 92,160 shares of Common Stock to the Company's employees, directors, consultants and others whose efforts are important to the success of the Company. The 1992 Plan is administered by the Compensation Committee of the Board of Directors, which has complete discretion to select the eligible individuals to receive and to establish the terms of option grants. The 1992 Plan provides for the issuance of either non-qualified options or incentive stock options, provided that incentive stock options must be granted with an exercise price of not less than fair market value at the time of grant and that non-qualified stock options may not be granted with an exercise price of less than 50% of the fair market value at the time of grant. The number of shares of Common Stock available for grant under the 1992 Plan is subject to adjustment for changes in capitalization. To date, no options have been granted under the 1992 Plan.

1990 Stock Option Plan

     The Company's 1990 Stock Option Plan, as amended ("1990 Plan"), provides for the grant of options to employees, directors, officers, consultants and advisors of the Company for the purchase of up to an aggregate of 460,798 shares of Common Stock. The plan is administered by the Compensation Committee of the Board of Directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of Common Stock available for grant under the 1990 Plan is subject to adjustment for changes in capitalization. As of December 31, 1996, options to acquire an aggregate of 234,953 shares of the Common Stock were outstanding under the 1990 Plan.

401(K) Plan

     In December 1995, the Company established a defined contribution plan, effective January 1, 1995, the Hemispherx Biopharma employees 401(K) Plan and Trust Agreement (the "401(K) Plan"). All full time employees of the company are eligible to participate in the 401(K) Plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions per annum. Participants' contributions to the 401(K) Plan may be matched by the Company at a rate determined annually by the Board of Directors. Each participant immediately vests in his or her deferred salary contributions, while Company contributions will vest over one year. In 1996 the Company provided matching contributions to each employee for up to 6% of annual pay or $31,580.

Compensation Committee Interlocks and Insider Participation


     During the fiscal year ended December 31, 1996, the members of the Company's Compensation Committee were William A. Carter, Peter W. Rodino III, and E. Gerald Kay. Dr. Carter is an officer of the Company. The Company's Compensation Committee currently consists of Peter W. Rodino III and Richard C. Piani. The following transactions describe certain relationships between the Company and present and former members of the Compensation Committee:

     In May 1995, Dr. Carter, E. Gerald Kay and certain other individuals and entities entered into a 1995 Standby Financing Agreement with the Company pursuant to which they were collectively obligated to invest during 1995 an aggregate of $5,500,000 in the Company in the event the Company was unable to secure alternative financing and the Board of Directors determined that the sale of securities to such persons was advisable (the "1995 Standby Financing Agreement"). In exchange for entering into the 1995 Standby Financing Agreement, the Company issued to each of the parties ten-year warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.75 per share for each $100,000 of standby financing obligation assumed by the party, resulting in warrants to purchase an aggregate of 2,750,000 shares of Common Stock. In September 1995, the parties to the 1995 Standby Financing Agreement, including Dr. Carter and Mr. Kay, agreed to extend their obligations through December 31, 1996.

     In June 1995, the directors of BioAegean Corp., a subsidiary of the Company, issued 10-year options to purchase an aggregate of 1,200,000 shares of common stock of BioAegean at an exercise price of $1.00 per share (the
"BioAegean Options") to its officers and directors. The BioAegean Options are conditional upon the recipient's agreement to serve BioAegean as needed for at least 24 months unless fully incapacitated. William A. Carter, M.D., serves as Chairman, Chief Executive Officer and a Director of BioAegean and received 300,000 BioAegean Options. Peter W. Rodino III serves as Vice-Chairman, Secretary, Corporate Counsel and a director of BioAegean and received 150,000 BioAegean Options. Richard C. Piani serves as a director and the Advisor for European Affairs of BioAegean and received 50,000 BioAegean Options. E. Gerald Kay serves as a director for BioAegean and received 50,000 BioAegean Options.

     In March 1995, the Company received an interest-free loan from William A. Carter in the amount of $35,000. In March 1995, the Company repaid the loan from Dr. Carter.

     In February 1995, the Company issued notes in the aggregate principal amount of $600,000 in connection with the Tisch/Tsai Restructuring (as defined below). The notes were secured by a pledge by Dr. Carter of 112,925 shares of Series C Preferred Stock and 240,756 shares of Common Stock. The notes have been paid off and the shares are being returned.

                                PERFORMANCE GRAPH

                Total Shareholder Returns - Dividends Reinvested

                            ANNUAL RETURN PERCENTAGE
                                  Month Ending


Company Name/Index        Nov95  Dec95   Jan96   Feb96   Mar96  Apr96  May96   Jun96   Jul96   Aug96   Sep96   Oct96   Nov96  Dec96
-----------------------------------------------------------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC. 60.71  (61.10) (11.42) 67.53   (7.69) 64.57 (17.72) (15.39) (45.45) 113.33  (14.85)  11.92  98.18) (35.71)
S&P SMALLCAP 600 INDEX     2.44    1.65    0.22   3.27    2.14   5.74   3.55   (3.92)  (6.88)   6.18    4.39   (0.69)  5.19    1.17
PEER GROUP                26.18   20.00   11.05  (4.52) (15.63)  7.04  21.63  (17.53) (23.91)  12.48   18.58  (11.14)  6.38    1.15

                Base
Company Name/   Period
 Index          2Nov95 Nov95   Dec95   Jan96   Feb96   Mar96   Apr96   May96   Jun96   Jul96   Aug96   Sep96   Oct96   Nov96  Dec96
------------------------------------------------------------------------------------------------------------------------------------
HEMISPHERX
 BIOPHARMA INC. 100    160.71   62.51   55.38   92.77   85.64  140.93  115.95   98.11   53.52  114.18   97.23  108.81   99.91  64.23
S&P SMALLCAP
  600 INDEX     100    102.44  104.13  104.36  107.77  110.08  116.40  120.54  115.81  107.85  114.51  119.53  118.70  124.87 126.33
PEER GROUP      100    126.18  151.42  168.16  160.55  135.46  145.00  176.35  145.44  110.66  124.47  147.60  131.16  139.53 141.13


Peer Group Companies:
------------------------------------------------------------------------------------------------------------------------------------
GILEAD SCIENCES INC.
ISIS PHARMACEUTICALS INC.

                           TOTAL SHAREHOLDER RETURNS



 [The following table was represented as a line graph in the printed material]

                                NEED PLOT POINTS



      Prepared by Standard & Poor's Compusat - Custom Products Division - 7/7/97

                    Security Ownership of Certain Beneficial
                    Owners and Management

     The following table sets forth, as of June 27, 1997, the record and beneficial ownership of Common Stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially or of record five percent or more of the outstanding shares of the Company:

                                     Shares
Officers, Directors and              Beneficially        Percent of Shares
Principal Stockholders               Owned               Beneficially Owned (1)

William A. Carter                    3,733,255(2)                21.0%
R. Douglas Hulse                       172,500(3)                 1.0%
Robert E. Peterson                      64,324(4)                 *
Harris Freedman                      1,285,328(5)                 7.4%
Sharon D. Will                         613,333(6)                 3.6%
Peter W. Rodino III                     31,765(7)                 *
Cedric C. Philipp                       36,333(8)                 *
Richard C. Piani                        18,063(9)                 *
David R. Strayer, M.D.                   8,745                    *
Josephine Dolhancryk                    50,820(10)                *

Jerome Belson                        1,565,000(11)                9.1%
 Belson Enterprises, Inc.
 495 Broadway
 New York, NY 10012

All directors,                       5,963,646                   30.2%
executive officers
as a group (9 persons)

*Less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of June 27, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) Includes irrevocable proxies to vote 1,205,000 shares of Common Stock on all matters that come before the stockholders of the Company until such time as (i) the Company shall have achieved a market capitalization of $300,000,000 or greater for at least 20 consecutive days of trading in the public markets or (ii) the Company shall have received a bona fide offer for acquisition or merger, the net effect of which, if consummated, would be to establish a market capitalization of the Company of not less than $300,000,000. This proxy shall be terminated upon the sale of such shares in an arm's length public sale. Also includes (i) an option to purchase 73,728 shares of Common Stock from the Company at an exercise price of $2.71 per, (ii) warrants to purchase 960 shares of Common Stock at an exercise price of $3.50 per share, (iii) Rule 701 Warrants to purchase 933,333 shares of Common Stock at a price of $3.50 per share (does not include 466,667 which are non-exercisable); and (iv) warrants to purchase 465,000 shares of Common Stock at $1.75 per share issued in connection with the 1995 Standby Financing Agreement. Dr. Carter has pledged 112,925 shares of Series C Preferred and 240,756 shares of Common Stock to the Tisch/Tsai Entities as security for the repayment of the $660,000 note executed in March 1995. The note has been paid off and the shares are being returned.

(3) Includes 172,500 warrants to purchase Common Stock exercisable at $3.50 per share held by The Sage Group, of which Mr. Hulse is an Executive Director. Does not include 100,000 warrant to purchase Common Stock at $1.75 per share and 217,500 options to purchase Common Stock at $3.50 per share.

(4) Consists of 13,824 options to purchase Common Stock at an exercise price of $4.34 per share and warrants to purchase 50,000 shares of Common Stock at an exercise price of $3.50 per share.

(5) Includes (i) 80,000 shares of Common Stock held by SMACS Holding Corp. of which Mr. Freedman is an officer; (ii) 58,000 shares of Common Stock held by Bridge Ventures,Inc. of which Mr. Freedman is an officer, (iii) 50,000 shares of Common Stock held by Bridge Ventures Defined Benefit Plan, of which Mr. Freedman is Trustee; (iv) warrants to purchase 292,161 shares of Common Stock at an exercise price of $3.50 per share owned of record by Bridge Ventures, Inc.; (v) warrants to purchase 365,000 shares of Common Stock which are exercisable at $1.75 per share issued in connection with the 1995 Standby Financing Agreement owned of record by Bridge Ventures, Inc.; (vi) 266,667 Rule 7arrants to purchase Common Stock of the Company at an exercise price of $3.50 (does not include 133,333 which are non-exercisable); (vii) 86,000 Class A Warrants, 40,000 of which are owned by SMACS Holding Corp. and 46,000 of which are owned by Bridge Ventures, Inc; and (viii) 37,500 shares of Common Stock underlying Series E Preferred. Bridge Ventures, Inc. has given an irrevocable proxy to vote its 58,000 shares to William A. Carter on the same terms as the proxy described in Note 2.

(6) Includes Rule 701 Warrants to purchase 133,333 shares of Common Stock at an exercise price of $3.50 per share (does not include 66,667 which are non-exercisable). Also includes 100,000 shares of Common Stock owned of record by Worldwide Marketing, a company for which Ms. Will serves as President. Also includes 380,000 warrants to purchase Common Stock of the Company at an exercise price of $1.75. Worldwide Marketing has given an irrevocable proxy to vote its shares to William A. Carter on the same terms as the proxy described in Note 2.

(7) Includes Rule 701 Warrants to purchase 13,333 shares of Common Stock at $3.50 per share (does not include 6,667 which are non-exercisable).

(8) Includes (i) Rule 701 Warrants to purchase 13,333 shares of Common Stock at $3.50 per share (does not include 6,667 which are non-exercisable); (ii) options to purchase 20,000 shares of Common Stock at $3.50 per share; and
     (iii) 2,000 shares of Common Stock and 1,000 Class A Warrants owned by the Cedric C. Philipp and Sue Jones Philipp Trust, of which Mr. Philipp and his wife are Trustees.

(9) Includes options to purchase 4,608 shares of Common Stock at an exercise price of $4.34 and 4,608 shares of Common Stock owned of record by Mr. Piani's wife.

(10) Consists of options to purchase 820 shares of Common Stock at an exercise price of $3.80 and 50,000 Warrants to purchase Common Stock at an exercise price of $3.50 per share.

(11) Includes 392,000 Class A Warrants, of which (i) 25,000 are owned of record by Mr. Belson's wife; and (ii) 27,000 are owned of record by The Jerome Belson Foundation, of which Mr. Belson is Trustee. Also includes (i) 45,000 shares of

     Common Stock owned of record by The Jerome Belson Foundation; (ii) 125,000 shares of Common Stock underlying Series E Preferred; and (iii) warrants to purchase 550,000 shares of Common Stock at $1.75 per share owned of record by Belson Enterprises, Inc. of which Mr. Belson is an officer.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1997, Bridge Ventures, Inc. purchased 75 shares of Series E Preferred at $1,000 per share in a private offering pursuant to Rule 506 the Securities Act and Regulation D promulgated thereunder. The Series E Preferred is convertible into shares of Common Stock at $2.00 per share. Harris Freedman, the Company's Vice President, is an officer of Bridge Ventures, Inc.

     In March 1996, the Compensation Committee of the Board of Directors approved a grant of 250,000 warrants to purchase common stock at an exercise price of $3.50 per share to Michael C. Burrows. This grant was made in accordance with a Letter Agreement dated January 15, 1996, in which Mr. Burrows agreed to provide consulting services to the Company for twenty four months. Mr. Burrows served as Director of the Company in past years.

     In March 1996 the Compensation Committee of the Board of Directors approved grants of 50,000 warrants to purchase common stock at an exercise price of $3.50 per share to each of Robert E. Peterson, CFO and Josephine Dolhancryk, Assistant Secretary of the Company. Such warrants are not exercisable for a period of one year from issuance.

     In March 1995, the Company instituted a declaratory judgment action against a February noteholder, Seymour Cohn, of a $5,000,000 convertible note and a secured defendant in United States District Court for the Eastern District of Pennsylvania to declare as void, set aside, and cancel the February 1992 convertible note between the Company and Mr. Cohn (the "Note"). In addition, Mr. Cohn instituted suit against the Company on the Note in the Circuit Court of the 15th Judicial District in and for Palm Beach County, Florida, seeking judgment on the Note, plus attorney fees, costs and expenses; in August 1995, this action was stayed by the Florida Court pending the outcome of the Pennsylvania action. Mr. Cohn also filed a motion for a preliminary injunction in the Pennsylvania court to enjoin the Company from disbursing the proceeds of a public offering in the amount of $5.8 million, which motion was granted November, 1995. On February 15, 1996, the Company reached an agreement to settle this matter. Terms and conditions of the settlement include payment of $6,450,000 to Mr. Cohn to cover the unpaid balance Note balance, legal expenses and the retention of certain warrants granted prior to the lawsuit. The funds under this settlement were paid on March 21, 1996. Mutual releases were executed which completed the settlement of the litigation.

     In January 1996, the Company engaged the Research Works, Inc. to produce four research reports with respect to the securities of the Company over a 13 month period. In exchange for this service, the Company granted 60,000 warrants to the Research Works, Inc. exercisable at $4.00 per share.

     In January 1996, the Company entered into a one year consulting agreement with Millenium International Communications, Ltd. ("Millenium"). The consideration for such services is $120,000, to be paid by the Company in either monthly payments or balloon payments, in the Company's discretion. Millenium shall consult with and render advice to the Company specifically concerning strategic planning, public relations and other related matters. The President of Millenium, David C. Drescher is related to Steve Drescher, a former director of the Company.

     In December 1995, the Company retained the law firm of Akin, Gump,, Strauss, Hauer & Feld, LLP (the "Akin Group") to provide general legal counsel, advice and representation. Initially, the Akin Group will represent the Company in matters pertaining to the Food and Drug Administration ("FDA"). The agreement includes incentive payments for obtaining FDA approval of Ampligen for HIV Disease treatment.

     In November 1995, the Company sold 5,313,000 Units of securities through an initial public offering. Each Unit consists of one share of Common Stock and one Class A Redeemable Warrant.

     In August 1995, in connection with the settlement of a lawsuit brought by a former employee of the Company against the Company and David Fries, a former director of the Company, the Company, Dr. Fries, the Canaan Entities and Dr. William A.

Carter, President, Chairman and CEO of the Company, entered into an agreement pursuant to which the Company has agreed to reimburse Dr. Fries for expenses in the amount of $50,000 incurred in connection with such litigation. As part of such agreement, the parties agreed to mutual releases of certain claims for expenses and damages arising out of the litigation or arising in connection with Dr. Fries' service as a director of the Company. The payment of $50,000 to Dr. Fries is evidenced by an interest-free promissory note pursuant to which the final payment is due on or before November 15, 1995. The note was assigned to the Canaan Entities.

     In June 1995, the Company entered into an agreement with The Sage Group pursuant to which The Sage Group has agreed to introduce the Company to and assist the Company in negotiations with certain prospective distribution partners listed in the agreement. In exchange, The Sage Group will receive from the Company: (i) a monthly retainer of $5,000 which began accruing July 1, 1995 and (ii) at The Sage Group's option, a percentage of the proceeds, up to an aggregate of $150,000, from the Company's first distribution agreement with a partner listed in the agreement or the sum of $125,000 from such agreement. In connection with this agreement, the Company will also issue to The Sage Group warrants to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.75 per share. R. Douglas Hulse, a special advisor to the Company's Board of Directors, is the Executive Director of The Sage Group.

     In May 1995, William A. Carter, M.D., President, Chairman and CEO of the Company, Bridge Ventures, Sharon Will, a Vice President of the Company, Associated Funding Services, Inc., Jerome Belson, a director of one of the Company's subsidiaries and a principal shareholder and E. Gerald Kay, a director of the Company, entered into a 1995 Standby Financing Agreement with the Company pursuant to which they are collectively obligated to invest during 1995 an aggregate of $5,500,000 in the Company in the event the Company is unable to secure alternative financing and the Board of Directors determines that the sale of securities to such persons is advisable. In exchange for entering into the 1995 Standby Financing Agreement, the Company issued to each of the parties ten-year warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.75 per share for each $100,000 of standby financing obligation assumed by the party, resulting in warrants to purchase an aggregate of 2,750,000 shares of Common Stock. In September 1995, the parties agreed to extend their obligations under the 1995 Standby Financing Agreement through December 31, 1996. Harris Freedman, a Vice President of the Company, and his wife are officers of Bridge Ventures. Gerald Brauser is President of Associated Funding Services, Inc.

     In June 1995, the Board of Directors of BioAegean Corp, a subsidiary of the Company, issued an aggregate of 1,200,000 BioAegean Options at an exercise price of $1.00 per share to its officers and directors, including certain officers and directors of the Company. In consideration for the BioAegean Options, the recipients agreed to serve BioAegean's needs for at least 24 months unless fully incapacitated. William A. Carter, M.D., Chairman, President and Chief Executive Officer of the Company, serves as Chairman, Chief Executive Officer and a Director of BioAegean and received 300,000 BioAegean Options. Peter W. Rodino III, a director and Secretary of the Company, serves as Vice-Chairman, Secretary, Corporate Counsel and a director of BioAegean and received 150,000 BioAegean Options. Robert Peterson serves as Chief Financial Officer of both the Company and BioAegean and received 50,000 BioAegean Options. Sharon Will, Vice President of Investor Relations and Corporate Communications for the Company, serves as Vice President of Marketing for BioAegean and received 150,000 BioAegean Options. Harris Freedman serves as Vice President for Strategic
Alliances for both the Company and BioAegean and received 150,000 BioAegean Options. Richard C. Piani, a director of the Company, serves as a director and the Advisor for European Affairs of BioAegean and received 50,000 BioAegean Options. E. Gerald Kay serves as a director for both the Company and BioAegean and received 50,000 BioAegean Options. BioAegean's remaining director, Jerome Belson, a principal stockholder of the Company, received 50,000 BioAegean Options.

     In March 1995, the Company issued the Original Brauser Note, to Gerald A. Brauser in the principal amount of $200,000. The Original Brauser Note also provided for the issuance of warrants to purchase 50,000 shares of the Company's Common Stock at $1.75 per share. In May 1995, the Company restructured the Original Brauser Note and issued the New Brauser Note to Mr. Brauser in the amount of $100,000 along with warrants to purchase 25,000 shares of the Company's Common Stock at $1.75 per share. As part of the restructuring, Mr. Brauser agreed to (i) purchase 100,000 shares of Common Stock with $50,000 of the

Original Brauser Note and (ii) apply $50,000 of the Original Brauser Note towards a Bridge Loan in connection with the Bridge Financing. The New Brauser Note of $100,000 and the $50,000 Bridge Loan have been paid off. In connection with both the Original Brauser Note and the New Brauser Note, Bridge Ventures agreed to permit the Company to collateralize these notes with the Company's patent estate, which collateral had previously been granted to Bridge Ventures. Bridge Ventures further guaranteed the Original Brauser Note with certain publicly traded common stock, which guarantee was released by Mr. Brauser in connection with the restructuring. Harris Freedman, a Vice President of the Company, and his wife are both officers of Bridge Ventures.

     In March and April 1995, in connection with the Bridge Financing, the Company issued Bridge Notes to certain lenders in the aggregate principal amount of $1,500,000, including a Bridge Note in the amount of $250,000 to Stephen
Drescher  and a  Bridge  Note  in the  amount  of  $150,000  to  Jerome  Belson.
Additionally, in connection with the Bridge Loans, the Company has issued options to purchase 166,665 Bridge Units at $.50 per Bridge Unit to Mr. Drescher and options to purchase 100,000 Bridge Units at $.50 per Bridge Unit to Jerome Belson. In July 1995, Mr. Drescher assigned the $250,000 Bridge Note and his options to purchase 166,665 Bridge Units to certain other investors. Mr. Drescher is a former director of the Company and presently serves as the Director of Corporate Finance at Monroe Parker, one of the Underwriters. Jerome Belson is a principal shareholder and director of BioAegean, a subsidiary of the Company.

     In March 1995, the Company received interest-free loans from William A. Carter and Harris Freedman in the amounts of $35,000 and $12,000, respectively. In March 1995, the Company repaid the loan from Dr. Carter. In April 1995, the Company repaid the loan from Mr. Freedman.

     In December 1992 and February 1993, the Company issued to the Tisch/Tsai Entities, in a private placement, promissory notes in the aggregate principal amount of $2,400,000 due on April 30, 1994, and warrants to purchase an aggregate of 36,864 shares of the Company's Common Stock or 40,000 shares of Series C Preferred Stock at an exercise price of the (i) $13.02 or $12.00 per share, respectively or (ii) the per share price of Common Stock in the initial public offering. The warrants expire on December 31, 1997. One-half of the principal amount of the notes and one-half of the warrants were purchased by FLF Associates. James S. Tisch, a former director of the Company, is a principal of FLF Associates. The remaining half of the principal amount of the note and one-half of the warrants were purchased by Gerald Tsai, Jr. and Lincoln Trust Company, Custodian FBO Gerald Tsai, Jr. Mr. Tsai is a former director of the Company. Interest on the notes is payable quarterly at an annual rate of 12% (6% prior to May 1, 1993).

     In February 1995, the Company entered a settlement agreement with the Tisch/Tsai Entities to restructure the December 1992 and February 1993 promissory notes in the aggregate principal amount of $2,400,000 and settle certain threatened claims made by the Tisch/Tsai Entities against the Company (the "Tisch/Tsai Restructuring"). This debt restructuring consisted of (i) the repayment by the Company of $1,200,000 in principal, (ii) the issuance of replacement notes in the aggregate principal amount of $600,000 to the Tisch/Tsai Entities which notes are due on the earlier of the closing of a public offering or May 28, 1996 and bear interest at the rate of 8% per annum, which interest is payable in quarterly installments from an interest reserve established by the Company, (iii) the conversion of $600,000 of principal into 172,414 shares of Series C Preferred Stock at the rate of $3.48 per share, (iv) the amendment and restatement of certain warrants issued in connection with the original notes in order to increase the number of shares of stock issuable thereunder by 64,000 shares to provide for warrants to purchase a total of 144,000 shares of Common Stock at an exercise price of $2.00 per share, which warrants are exercisable until December 31, 1997, and (v) the release by all parties of any claims. The replacement notes were secured by a pledge by Dr. William A. Carter, President, Chief Executive Officer and Chairman of the Company, of 112,925 shares of Series C Preferred Stock and 240,756 shares of Common Stock. In March, 1996 the notes were repaid and the shares of stock are being returned.

     In November 1994, the Company restructured a $100,000 note issued in June 1993 to Myron Cherry (the "Cherry Note"), a stockholder, pursuant to which the repayment date of the principal amount of the Cherry Note was extended to the closing date of the Company's initial public offering and the accrued but unpaid interest subsequent to September 30, 1993 was converted into Common Stock of the Company at a price of $5.43 per share. Pursuant to the restructuring, in the event that the Company's initial public offering was not completed by February 28, 1995, the principal amount would be repaid by the Company or Bridge Ventures Inc. by March 6, 1995. In addition, the Company issued to Mr. Cherry 5,000 immediately exercisable warrants with an exercise price of $3.50 per share and Bridge Ventures agreed that the unpaid principal on the Cherry Note would be collateralized by the Company's patents on the same terms as the Bridge Financing arranged by Bridge Ventures. In March 1995, the Company and Mr. Cherry agreed to extend the maturity of the promissory note from March 1, 1995 to March 31, 1995. During this extended period, the Company agreed to pay 8% interest and grant Mr. Cherry a warrant to purchase 5,000 shares of Common Stock exercisable at $3.50. The Company further agreed to either register all of Mr. Cherry's 2,770 shares of Common Stock and 10,000 warrants to purchase Common Stock in connection with this Public Offering or reduce the exercise price of Mr. Cherry's warrants to $1.75 per share. Because Mr. Cherry has not advised the Company of his election, the Company has reduced the exercise price of his warrants to $1.75 per share. As of July, 1995, the Company has repaid the entire principal amount of the Note, including accrued interest. Harris Freedman, a Vice President of the Company, and his wife are officers of Bridge Ventures.

     In October and November 1994, the Company granted Rule 701 Warrants to purchase 20,000 shares of Common Stock at $3.50 per share to E. Gerald Kay, Cedric C. Philipp and Peter Rodino III, directors of the Company and Maryann Charlap Azzato, a former director of the Company. In addition, the Company granted the following Rule 701 Warrants to purchase shares of Common Stock at $3.50 per share: 1,400,000 warrants to William A. Carter; 200,000 warrants to Sharon Will, Vice President of Investor Relations and Corporate Communications; and 400,000 warrants to Harris Freedman, Vice President for Strategic Alliances.

     From July 1994 to November 1994, the Company completed a private placement in which it sold 2,050,000 shares of Common Stock to certain accredited investors for an aggregate consideration of $1,025,000 (the "1994 Common Stock Financing"). In connection with the private placement, Bridge Ventures introduced a number of investors and lenders to the Company. Harris Freedman, Vice President of the Company, and his wife are officers of Bridge Ventures. In conjunction with the 1994 Common Stock Financing, the Company agreed to collateralize certain of its patents until the earlier of the effectiveness of the initial public offering or the consummation of corporate alliances or licensing arrangement which provide sufficient operating capital and clinical development support to the Company. Pursuant to the agreement with Bridge Ventures in connection with the 1994 Common Stock Financing, Messrs. Philipp, Rodino and Kay were elected to the Board of Directors. Purchasers of 1,950,000 of the shares of Common Stock issued pursuant to the 1994 Common Stock Financing executed irrevocable proxies naming William A. Carter, the Company's President, Chief Executive Officer and Chairman, as proxy, with full power to vote their shares on all matters to be voted on by the stockholders of the Company until the achievement by the Company of a market capitalization of $300,000,000 or greater under certain circumstances or the receipt by the Company of a bona fide offer for acquisition or merger, the net effect of which, if consummated, would be to establish a market capitalization of at least $300,000,000.

     In October 1994, in connection with the 1994 Common Stock Financing, the Company sold 50,000 shares of Common Stock at a price of $.50 per share to Stephen J. Drescher, a former director of the Company, 80,000 shares of Common Stock to the Belfort Family Trust, of which Mr. Drescher serves as Trustee, at a price of $.50 per share and 50,000 shares of Common Stock at a price of $.50 per share to Jerome Belson, a director of BioAegean. Mr. Drescher also received 300,000 warrants in connection with general consulting services. In addition, in October 1994, the Company received a certain loan in the aggregate principal amount of $150,000 from the Belfort Family Trust. In March 1995, the loan was repaid without interest from the proceeds from the Bridge Loans. In October 1995, the Belfort Family Trust sold 80,000 shares of Common Stock to Carol Schiller at a price of $2.00 per share.

     In October 1994, the Company entered into an agreement with Bioclones Proprietary Limited ("Bioclones"), a biopharmaceutical company which is associated with The South African Breweries Limited ("SAB"). In connection with the execution of SAB Agreement, the Company granted Cedric C. Philipp, a Director of the Company, an option to purchase 20,000 shares of Common Stock at $3.50 per share. In addition, in October 1994, the Board of Directors granted to Mr. Philipp, a director of the Company and Special Advisor to the Board for International Marketing, the right to receive 3% of the gross proceeds of any licensing fees and prepaid royalties received by the Company pursuant to the SAB Agreement and a fee of .75% of gross proceeds in the event that SAB/Bioclones makes a tender offer for all or substantially all of the Company's assets, including a merger, acquisition or related transaction. In addition, the Company further agreed to provide a monthly retainer of $2,000 to Mr. Philip in exchange for consulting services and remuneration for corporate alliances which are principally introduced by Mr. Philipp. Mr. Philipp has been paid $90,000 to date in connection with these arrangements.

     In September 1994, Maryann Charlap Azzato, formerly Vice President of Investor Relations and Corporate Communications and the former Vice Chairman and director of the Company, entered into an agreement with Lloyd DeVos, a stockholder, former director and holder of a note in the principal amount of $100,000 (the "DeVos Note") in order to settle a lawsuit filed against the Company and William A. Carter by Mr. DeVos in the United States District Court for the Southern District of New York alleging breach of contract, conversion and certain violations of the federal securities laws in connection with the issuance of the DeVos Note. Pursuant to the settle ment agreement, principal and interest on the DeVos Note were repaid by Ms. Azzato as well as certain expenses incurred by Mr. DeVos in the approximate amount of $2,600 and 1,536 shares of Common Stock of the Company were transferred to Mr. DeVos by Ms. Azzato in exchange for the assignment to Ms. Azzato by Mr. DeVos of the right to repayment by the Company of the DeVos Note and warrants to purchase 1,667 share of Series C Preferred Stock. In addition, certain options to purchase 6,912 shares of Common Stock of the Company previously issued to Mr. DeVos were delivered to Mr. DeVos. In exchange for the above agreement, Mr. DeVos, the Company and William
A. Carter executed mutual releases of all claims and Mr. DeVos dismissed the suit.

     In September 1994, the Company incorporated three wholly-owned subsidiaries
- BioPro Corp. ("BioPro"), Core BioTech, Corp. ("Core BioTech") and BioAegean Corp. - in Delaware. In September 1994, the Company granted exclusive worldwide licenses and/or sublicenses to certain of its patents and assigned certain other patents to BioPro (the "BioPro License"), Core BioTech (the "CoreBiotech License") and BioAegean (the "BioAegean License"). Bridge Ventures, which has rights in the Company's patents pursuant to the collateralization of such patents in connection with the 1994 Common Stock Financing, agreed to release its rights in the licensed or assigned patents. Harris Freedman, the Vice President for Strategic Alliances for the Company and BioAegean, and his wife are officers of Bridge Ventures.

     In May 1994, the Company entered into an agreement to borrow $100,000 from Bridge Ventures for 60 days in exchange for warrants to purchase 92,160 shares of Common Stock at $3.50 per share. In August 1994, the $100,000 loan was converted to 200,000 shares of Common Stock and warrants to purchase 200,000 shares of Common Stock at an exercise price of $3.50 per share. Bridge Ventures transferred 150,000 of its shares of Common Stock to Gerald Kay, a director of the Company. In addition, Bridge Ventures received a $50,000 consulting fee for general business and financial consulting services rendered from January 1994 to July 1994, which it converted into 100,000 shares of Common Stock as part of the 1994 Common Stock Financing. Harris Freedman, the Company's Vice President, and his wife are officers of Bridge Ventures. Pursuant to the agreement with Bridge Ventures, Messrs. Kay, Philipp and Rodino were elected to the Board of Directors. In November 1994, each of Bridge Ventures and Gerald Kay sold 50,000 shares of Common Stock at a price of $.50 per share to Worldwide Marketing. Sharon Will, an officer of the Company, is President of Worldwide Marketing.

     In April 1994, William A. Carter, the Company's Chairman and Chief Executive Officer, purchased 20,000 shares of Series C Preferred Stock at $5.00 per share. Also Maryann Charlap Azzato purchased 30,000 shares of Series C Preferred Stock at $5.00 per share and agreed to purchase an additional 10,000 shares at $5.00 per share.

     In May 1994, Maryann Charlap Azzato guaranteed payment of two promissory notes in the aggregate amount of $76,000 payable by the Company representing payments due in connection with the Temple Agreement (the "Temple Notes"). In return for the guarantee, the Company assigned all rights, patents and related technology in the Company's Oragen and Diagen products to Ms. Azzato, which rights will revert to the Company upon repayment of the principal on the Temple Notes, 12% interest, and Ms. Azzato's fees and expenses which are expected to be paid from the proceeds of this Public Offering. The Company also received a right of first refusal with respect to the sale or assignment by Ms. Azzato of this technology.

      In January 1994, William A. Carter, the Company's Chairman and Chief Executive Officer, sold an aggregate of 122,880 shares of Common Stock at $3.26 per share for an aggregate price of $400,000 to Michael Dubilier, Keys Foundation, Canaan Venture Limited Partnership ("Canaan Venture"), Canaan Venture Offshore Limited Partnership, C.V. ("Canaan Offshore"), James Tisch and an unaffiliated individual. Using the proceeds of this sale, Dr. Carter purchased 80,000 shares of Series C Preferred Stock at $5.00 per share from the Company. In addition, Maryann Charlap Azzato purchased 3,600 shares of Series C Preferred Stock at $5.00 for an aggregate price of $18,000, representing her remaining commitment under the 1993 Standby Financing Agreement.

Compliance with Section 16(a) of the Exchange Act

     R. Douglas Hulse did not timely file a Form 3 upon his appointment as Chief Operating Officer. William A. Carter, Harris Freedman, David R. Strayer, Robert
E. Peterson, E. Gerald Kay, Cedric C. Philipp and Sharon Will did not timely file respective Forms 4 in connection with transactions made in fiscal 1996. All applicable individuals have since since complied with Section 16 of the Act.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The firm of KPMG Peat Marwick, L.L.P. audited the consolidated balance sheets of the Company and its subsidiaries for the fiscal years ended December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996. On August 6, 1997, pursuant to a vote of the Board of Directors, the firm of KPMG Peat Marwick, L.L.P. was selected to audit the financial statements of the Company for the year ending December 31, 1997. Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

         RESOLVED, that the appointment by the Board of Directors of KPMG Peat Marwick, L.L.P. independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1997 be, and hereby is, ratified and approved.

     It is anticipated that a member of KPMG Peat Marwick, L.L.P. will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity, if he desires, to make a statement.

     The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDERS' PROPOSALS

     It is anticipated that the Company's 1998 Annual Meeting of Stockholders will be held in July 1998. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before March 1, 1998.

                                     GENERAL

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 2 and for the election of all directors nominated.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                      By Order of the Board of Directors,
                                      Peter W. Rodino III, Secretary

Philadelphia, Pennsylvania
July 10, 1997

                           HEMISPHERx BIOPHARMA, INC.

          Annual Meeting of Stockholders -- Wednesday, October 8, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William A. Carter and Peter W. Rodino III and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at Center City Holiday Inn, Philadelphia, Pennsylvania, Wednesday, October 8, 1997 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

     The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal No. 2 and for the election of William A. Carter, Peter W. Rodino III, Cedric C. Philipp and Richard C. Piani as Directors.

Please mark boxes in blue or black ink.

1.    Proposal No. 1 - Election of Directors.

      Nominees: William A. Carter, Peter W. Rodino III, Cedric C. Philipp and Richard C. Piani.

                             AUTHORITY
           FOR               withheld
           all              as to all
         nominees            nominees

           / /                 / /

      For, except authority withheld as to the following nominee(s):

      ______________________________________________________________

2. Proposal No. 2 for ratification of the selection of KPMG Peat Marwick, L.L.P. as the independent auditors of the Company.

             FOR                  AGAINST                 ABSTAIN

             / /                    / /                     / /


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated: __________________________            ___________________________________
                                                          (Signature)


                                             ___________________________________
                                                          (Print Name)


SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.